QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2:    Form of Master Note

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INTERNATIONAL BUSINESS MACHINES CORPORATION
MEDIUM-TERM MASTER NOTE

August 21, 2003
(Closing Date)

Issued pursuant to Registration Statement No. 333-102603

        International Business Machines Corporation, a corporation organized and existing under the laws of the State of New York (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns:

          (i)  on each principal payment date, including each amortization date, redemption date, maturity date and extended maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by JPMORGAN CHASE BANK (the "Paying Agent")), or specified pursuant to terms referenced hereby, the principal amount (and premium, if any) then due and payable for each such obligation, and

         (ii)  on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation, or as specified pursuant to terms referenced hereby. Payment shall be made by wire transfer of United States dollars to the registered owner or in immediately available funds or the equivalent to a party as authorized by the registered owner, and in the currency other than United States dollars, as provided for in each such obligation, by the Paying Agent without the necessity of presentation and surrender of this Master Note.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE, AND TO THE TERMS OF THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS PREPARED BY THE ISSUER AND FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PURSUANT TO REGISTRATION STATEMENT 333-102603, ALL OF WHICH CONTAIN FURTHER INFORMATION WITH RESPECT TO THE OBLIGATIONS OF THE ISSUER REPRESENTED BY THIS MASTER NOTE.

        This Master Note is a valid and binding obligation of the Issuer.

        Unless the Certificate of Authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Master Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Issuer has caused this Master Note to be signed by its duly authorized officers under its corporate seal, pursuant to Section 107 of the New York Business Corporation Law.

INTERNATIONAL BUSINESS MACHINES CORPORATION (Issuer)
By:	/s/ JESSE J. GREENE, JR. Title: Vice President and Treasurer
By:	/s/ ANDREW BONZANI Title Assistant Secretary [AFFIX SEAL]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION JPMORGAN CHASE BANK (Trustee)
By:	/s/ CAROL NG Authorized Officer's Signature
Name: Carol Ng Title: Vice President

        [REVERSE OF MEDIUM-TERM MASTER NOTE]
INTERNATIONAL BUSINESS MACHINES CORPORATION
MEDIUM TERM MASTER NOTE

        This Master Note evidences indebtedness of the Issuer of a single Series (the "Debt Obligations"), all issued or to be issued under and pursuant to an Indenture dated as of October 1, 1993, as supplemented from time to time (the "Indenture"), duly executed and delivered by the Issuer to JPMorgan Chase Bank, as trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, duties, and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default and may otherwise vary as provided or permitted in the Indenture.

        The Debt Obligations are unsecured obligations of the Issuer and rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of the Issuer. The Debt Obligations aggregated with any other indebtedness of the Issuer of this Series are limited to the maximum principal amount of $20,000,000,000, which amount has been properly registered by the Issuer with the United States Securities and Exchange Commission ("SEC") under Registration Statement No. 333-102603, herein designated as the Medium-Term Notes Due One Year or More from Date of Issue, with such maximum principal amount of Medium-Term Notes being subject to reduction as a result of the issuance of other securities pursuant to the prospectus dated February 4, 2003, with reductions for issuances of other securities being evidenced on the books and records of the Issuer. No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency/currencies identified on the records of the Issuer. Principal and any premium and interest payable at maturity will be paid in immediately available funds without necessitating presentation and transfer of this Master Note.

        At the request of the registered Holder hereof, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[Insert Name, Address and Taxpayer I.D. Number of Assignee]

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing                          attorney to transfer said Master Note on the books of the Issuer with full power of substitution in the premises.

Dated:

(Signature)

Signature(s) Guaranteed:

                      Notice: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

QuickLinks

INTERNATIONAL BUSINESS MACHINES CORPORATION MEDIUM-TERM MASTER NOTE